CONSTRUCTION AGENCY AGREEMENT

       This CONSTRUCTION AGENCY AGREEMENT (the Agreement), dated as of August 1, 1995, is made by and between TIFFANY AND COMPANY, a New York corporation (Agent) and First Fidelity Bank, National Association, a national banking association, not in its individual capacity but solely as trustee pursuant to a Trust Agreement 1995-1 dated as of July 1, 1995 (the Owner).


                           ARTICLE I
                     PRELIMINARY STATEMENT


       The Owner is the fee owner of the Land and desires to appoint Agent as its agent with the sole and exclusive right and obligation to undertake construction and development of the Improvements on the Land. The Agent desires to design and construct the Improvements on the Land, as agent for Owner. Except as otherwise provided in this Agreement, Development Costs necessary for the acquisition of the Land and the design and construction of the Improvements will be paid for from a combination of funds from the Agent and the Owner. In order to obtain funds to pay for a portion of the Development Costs as and to the extent shown on the Project Budget, the Owner will
  (i) enter into the Construction Loan in an amount not to exceed $36,575,000 with the Construction Lender and will execute and deliver the Construction Loan Documents and
  (ii) provide the Owner's Equity in an amount not to exceed $1,925,000. The Beneficiary will fund the Owner's Equity from the proceeds of the Investor Loan being made to Beneficiary by the Construction Lender. In order to further secure repayment of the Construction Loan, the Owner will mortgage and assign to the Construction Lender its interests in this Agreement and the Lease. To the extent additional funds are needed for Development Costs in excess of those shown on the Project Budget (or are not available under the Construction Loan as a result of the failure to satisfy the conditions for advances thereunder), Agent shall solely be responsible for provision of all such additional funds.

                           ARTICLE II
                         DEFINED TERMS


       Unless the context otherwise requires and except as specifically provided herein, each of the capitalized terms used in this Agreement shall have the meanings set forth in the Definitions Appendix attached to this Agreement, as the same may be amended, modified or supplemented from time to time.

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                          ARTICLE III
                             AGENCY


       3.1  Appointment.       Solely  and  for  the  limited
  purposes hereinafter set forth, Owner hereby designates Agent as its agent, and Agent hereby accepts such appointment, to design and construct the Improvements, strictly in accordance with the terms and conditions of this Agreement, the Construction Loan Documents, the Investor Loan Documents and the other Transaction Documents, to advance funds for the same as provided herein, both prior to and after the Closing Date, and otherwise to perform or cause to be performed the work necessary or appropriate to complete the Improvements. Agent shall have no authority to act for or on behalf of Owner except with respect to the construction and installation of the Improvements and except with respect to making requests for Advances under the Construction Loan Agreement as provided therein, all as set forth and limited in more detail below. Agent shall cause any agreement, contract, purchase order or other writing entered into by Agent purporting to be binding upon Owner to provide that
  (i) the Owner's liability thereunder is nonrecourse, except as to the Leased Property and (ii) Agent, individually, shall have primary liability thereunder. The authority and, except as specifically provided herein, the obligation of Agent hereunder shall terminate on the earliest to occur of (i) final completion of the Improvements (including all punchlist items) in accordance with the terms and conditions of this Agreement, the Construction Loan
  Documents, and to the satisfaction of the Construction Consultant or (ii) the termination of Agent's authority pursuant to Section 12.2 hereof following occurrence of an Event of Default. The termination of Agent's authority hereunder shall not discharge Agent or limit in any way Agent's liability hereunder with respect to obligations arising out of this Agreement and Agent's performance hereunder on or prior to the date of such termination of Agent's authority, including, without limitation, with respect to Agent's indemnification of the Indemnified Parties pursuant to Section 10.20.

       3.2 Performance of and Payment for Costs of the Improvements. On the Closing Date, the Owner shall acquire the Land pursuant to the P&S and use the Owner's Acquisition Equity and the proceeds of a draw on the Construction Loan to pay the purchase price thereof. Agent shall undertake to construct the Improvements in accordance with the provisions of this Agreement including, without limitation, the provisions of Article X and, subject to the provisions hereof shall pay all amounts required to

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  construct the Improvements in accordance with the Plans and
  Specifications.   Pursuant to  Article IV, Agent  shall pay
  for Development Costs (other than for the portion of the purchase price of the Land paid for from the Owner s Acquisition Equity) using (a) the proceeds of Advances to Owner under the Construction Loan, up to $36,575,000, and
  (b)  Agent's own funds  to the extent  required to complete
  the   Improvements  in  accordance   with  the   Plans  and
  Specifications and the other Transaction Documents. Owner shall not be liable to Agent for failure or delay in any
  aspect  of  the  performance   of  the  work  necessary  to
  construct the Improvements in accordance with the Plans and Specifications. Each request by Agent to Owner or to the Construction Lender for an advance of funds shall be deemed to be (i) a conclusive acknowledgement and admission by Agent, individually, that such aspect of the Work, and all
  prior  aspects  of  the   Work  are  fully  and  completely
  acceptable  to   Agent  for   all  purposes;  and   (ii)  a
  representation and warranty by Agent that the Work covered thereby and by all other prior requisitions has been done
  and  completed  in  full   accordance  with  the   Approved
  Construction Documents and the applicable requirements of the Transaction Documents, provided, however, any such
  deemed   acknowledgement,  admission,   representation  and
  warranty shall be made for the sole and exclusive benefit of Owner, the Construction Lender and the LC Issuer and no other third party shall have any rights to rely upon such acknowledgement, admission, representation and warranty.

       3.3 Reports. No later than the 10th day of each month prior to the later of (i) the date upon which a
  Certificate of Occupancy is issued with respect to the Improvements, or (ii) the Final Completion Date, Agent
  shall provide a written report to the Owner, Construction Lender and LC Issuer setting forth in detail (a) all expenditures made or incurred on account of Development Costs for the Improvements during the previous month, (b) the total Development Costs as of the last day of the previous month, and (c) a construction status report.
  Additionally, Agent shall provide to the Owner, the Construction Lender and LC Issuer such additional reports and information as the Owner, the Construction Lender or LC Issuer may reasonably request from time to time relating to the transactions contemplated hereby. The Agent shall also certify to the Owner, Construction Lender and LC Issuer the aggregate total of all Development Costs incurred through the Final Completion Date.

       3.4 Recovery on Contractor Warranties. Subject to the rights of the Construction Lender, so long as no Event of Default has occurred, Agent shall, at its cost and expense, in the name and on behalf of the Owner, negotiate, accept and prosecute any claim for damages, compensation or other recoveries due from any contractors

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  or subcontractors based on a  breach of contract or  breach of warranty (whether express or implied) and shall be apply any proceeds received on account of such collection efforts
  to   the  construction,   repair  or   renovation  of   the
  Improvements. If an Event of Default has occurred and is continuing, Owner is hereby expressly and irrevocably authorized, but not required, to exercise every right, option, power or authority inuring to Agent it has against
  any  contractor  or  subcontractor.     Unless  either  the
  Lessee's Parent is not then Investment Grade or an Event of Default has occurred and is continuing, the Agent shall be entitled to receive directly all such amounts paid or payable with respect to such claims, subject to the rights of the Lender and less any costs and expenses incurred by Owner or Lender in connection with exercise of their powers
  to  enforce   Agent's   rights  against   contractors   and
  subcontractors, and Agent shall apply such amounts to the construction, repair and renovation of the Improvements. If the conditions set forth in the preceding sentence relating to Agent's receipt of amounts paid or payable from contractors or subcontractors have not been satisfied or waived by Owner in writing, Owner shall be entitled to receive such amounts and Owner may apply such proceeds to the construction, repair of the Improvements or apply such amounts to pay Agent's obligations hereunder or under the Lease.


                           ARTICLE IV
              OWNER'S ADVANCES AND REIMBURSEMENTS


       4.1 Owner's Obligations. Subject to the terms and conditions of this Agreement and the Construction Loan Documents, including satisfaction of the applicable conditions set forth in Article VII hereof, Owner agrees to make available to the Agent for payment of Development Costs incurred in connection with the Improvements the proceeds of the Construction Loan in a manner consistent with the terms of this Agreement. Owner shall make such payments solely from the sources of funds described in
  Section 3.2. To the extent the proceeds of the Construction Loan are insufficient or are delayed or otherwise not available to pay the Development Costs, Agent agrees to pay any and all additional Development Costs from its own funds as necessary to complete the Improvements in accordance with the Plans and Specifications in accordance with the Project Schedule provided, however, that if Agent pays additional Development Costs from its own funds, it shall be entitled to receive reimbursement from a drawing made on the Construction Loan if and to the extent the terms and conditions to the making of a Loan Advance for such purpose (as defined in Section 6.1 of the Construction Loan Agreement) have been met under the Construction Loan

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




  Agreement. Nothing contained in this Agreement shall in any way obligate Owner to pay any debt or meet any financial obligation under this Agreement or otherwise with respect to the Development Costs, except from monies actually received by Owner from the sources specified in Section 3.2.

       4.2 Advances of Owner's Funds. Subject to the terms and conditions of the Construction Loan Documents and of this Agreement and so long as no Default has occurred and is continuing and no Event of Default has occurred, Owner shall make or cause to be made payments in accordance with the provisions of this Agreement on account of Development Costs (each such payment referred to herein as an Advance or as Advances ). Advances shall be made upon Agent's written request for an advance given to the Construction Lender in accordance with the provisions of the Construction Loan Documents, subject to the satisfaction of all conditions set forth in Article VII hereof. Each request for an Advance on account of Development Costs shall be in the form required under the Construction Loan Documents. Agent shall submit all requests for any Advance and related materials directly to the Construction Lender, with a simultaneous copy to Owner, and Agent's requests for Advances hereunder shall serve as the written requests for advances contemplated by the Construction Loan Documents. As long as no Default has occurred and is continuing and no Event of Default has occurred, Owner shall have no right or authority to submit any request for an Advance unless such Advance is necessary, in the Owner's sole judgment, to provide funds to preserve and protect the Leased Property or is required to provide funds in response to an emergency affecting the Leased Property.

                           ARTICLE V
                        LEASE AGREEMENT


       Owner has leased the Land to the Agent pursuant to the Lease of even date herewith. The Lease is a net lease, and Agent shall be responsible in its individual capacity as Lessee under the Lease as and to the extent set forth therein, for all expenses associated with the use and occupancy of the Leased Property.

                           ARTICLE VI
                            CLOSING


       Subject to compliance with the provisions of this Agreement, the Closing of the Transactions (other than the closing of the Long-Term Loan) shall take place on the Closing Date at the offices of Brown, Rudnick, Freed & Gesmer, One Financial Center, Boston, Massachusetts 02111.

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  Upon the Closing Date, the Agent shall pay BFC  and BFS all of their respective fees and expenses which Agent has agreed to pay at such Closing. The Closing contemplated above is expressly conditioned upon the concurrent closing of all of the Transactions which by the terms of the Transaction Documents are to close concurrently prior to the payment by Owner of any Development Costs.


                          ARTICLE VII
               CONDITIONS OF OWNER'S OBLIGATIONS


       7.1 Conditions to the Closing. The obligation of Owner to consummate the Closing are subject to (a) the accuracy and correctness in all material respects of the representations and warranties of Agent contained in this Agreement, (b) the accuracy and correctness in all material respects of the representations and warranties of Agent contained in the Lease and the Construction Loan Documents and in any other document or certificate delivered pursuant to this Agreement or pursuant to the Lease or Construction Loan Documents, and (c) the closing on or before the Closing Date of the transactions contemplated by the Lease and the Construction Loan Documents and the satisfaction of all other conditions precedent contained therein to the obligations of the Owner or the Construction Lender, as the case may be.

       7.2  Conditions  to Advances.   Owner's  obligation to
  make any Advance shall be subject to satisfaction of all of the following conditions as of the date of the requested
  Advance:

            (a) No Defaults. No Default of Agent shall have occurred and be continuing and no Event of Default shall have occurred.

            (b) No Adverse Change. No material adverse change in Agent's financial condition shall have occurred since April 30, 1995, or since the last Advance, that could in the Owner's sole judgment, impair the ability of Agent to fulfill its payment and performance obligations under this Agreement, the Lease, the Construction Loan Documents and any other Transaction Documents to which Agent is a party.

            (c) Request for Advances. The Construction Lender shall have received a written request for an advance under the Construction Loan from Agent which request shall comply with all requirements of the Construction Loan Documents.

            (d)  Conditions   in    the   Construction   Loan

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  Documents.   Agent,  on behalf  of  the Owner,  shall  have
  satisfied all applicable conditions set forth in the Construction Loan Documents to the advances of proceeds of the Construction Loan. Agent agrees to deliver all written
  requests   for  an  advance  under  the  Construction  Loan
  directly to the  Construction Lender,  with a  simultaneous
  copy  to   Owner,  and  to  take   all  other  commercially
  reasonable  actions  that  are  within  Agent's control  to
  satisfy  the  conditions  set   forth  herein  and  in  the
  Construction Loan Documents with respect to advances to be made thereunder.

            (e) Taxes. All taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of this Agreement, the Lease, the Construction Loan Documents, the Investor Loan Documents, the LC Documents and all the other documents and agreements contemplated hereby and thereby shall have been paid. Owner shall have received from Agent evidence (shown on the survey and the title insurance commitment) that the Land is either separately assessed or separately assessable for real estate tax purposes and legally subdivided under local law. If the Land is not separately assessed, Agent agrees to pay real estate taxes and assessments when due with respect to the entire tax parcel.

            (f) Status of Title. Prior to the Closing Date, fee simple title to the Land shall have been conveyed to the Owner, free and clear of all Liens and other exceptions to title, except for Permitted Liens.

            (g) Title Insurance. Owner shall have received a policy of owner's title insurance with respect to the land issued by the Title Insurance Company on its standard form and in a form approved by Owner, dated the Closing Date, which policy or commitment and all reinsurance agreements shall be satisfactory to Owner in form, substance and amount.

            (h) Survey. Owner shall have received a copy of a survey of the Land, satisfactory in form and substance to the Owner and certified to the Owner no earlier than sixty
  (60) days prior to the Closing Date, by an independent survey licensed in the State of New Jersey.

            (i) Opinions of Counsel. Owner shall have received from Bingham, Dana & Gould, special counsel to Owner, from local counsel selected by Owner, from Crummy, Del Deo, Dolan, Griffinger & Vechione, counsel to Agent, or in each case, other counsel reasonably satisfactory to Owner, opinions substantially in the form approved by Owner prior to the Closing Date. Each such opinion shall be dated the Closing Date and addressed to Owner, Beneficiary, Construction Lender and LC Issuer.

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             (j) Legal  Restrictions.    Owner  shall  not be
  prohibited or restricted by law from engaging in the transactions contemplated hereby or in the Transaction
  Documents   on  the   Closing  Date.     The   transactions
  contemplated hereby or  under the  Lease on  the terms  and
  conditions  herein  or   therein  shall  not  violate   any
  applicable law or governmental regulation and shall not subject Owner, the Beneficiary, Kramer, LC Issuer or the Construction Lender to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation.

            (k)  Environmental Report.  No later  than thirty
  (30) days prior to the Closing Date, Owner and Construction Lender shall have received a copy of the environmental assessment of the Land, addressed to Owner, Construction Lender, the Beneficiary and LC Issuer or accompanied by a letter permitting such parties to rely thereon performed by an engineer satisfactory to Owner. The scope of such environmental assessment shall be satisfactory to Owner and Construction Lender and shall meet all the terms and conditions required under the Construction Loan Documents and Section 20(e) of the Lease. If such environmental assessment reveals the need for additional review or remediation, Agent shall provide such additional environmental assessments as are required by Owner and any remediation recommended therein to be performed shall have been performed.

            (l) Evidence of Insurance. Owner shall have received a Certificate in the form of Exhibit B hereto relating to the insurance required herein and under the Lease, together with all original or certified copies of policies of insurance evidencing such compliance or if such original or certified copies of policies of insurance are not issued as of the Closing Date, then such original or certified copies of policies of insurance shall be delivered to Owner promptly after receipt thereof by Lessee.

            (m) Appraisal. No later than thirty (30) days prior to the Closing Date, Owner shall have received an appraisal of the Land performed by an appraiser, addressed to Owner, the Beneficiary and Construction Lender or accompanied by a letter permitting such parties to rely thereon. Such appraisals shall certify the cost of the Land and shall indicate an estimated fair market value and useful life of the Leased Property as of the Basic Term Commencement Date and annually at the end of years 3 through 12 of the Term of the Lease, as extended by any Extension Lease Terms, assuming construction of the Improvements and other Improvements thereon in accordance with the Final Plans and Specifications.


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            (n)  Proceedings  and  Documents.   All opinions,
  certificates and other instruments required hereunder, the Lease, the Construction Loan Documents, the Investor Loan Documents or any related document or agreement, and all
  proceedings   in   connection    with   the    transactions
  contemplated hereby or thereby with respect to the Closing Date shall be satisfactory in form and substance to the Owner. Owner shall have received copies of all instruments and other evidence as Owner may reasonably request, in form and substance satisfactory to Owner, with respect to such transactions and the taking of all corporate proceedings in connection therewith.

                          ARTICLE VIII
   REPRESENTATIONS, WARRANTIES AND CERTAIN COVENANTS OF AGENT


  Agent warrants and represents to Owner for the express purpose of inducing the Owner to enter this Agreement that as of the Closing Date and upon the date of each Advance and thereafter until the Final Completion Date, except as to those representations and warranties which by their nature are not recurring, as follows:

       8.1 Organization and Power. Agent (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and is duly qualified as a foreign corporation and in good standing in the State of New Jersey and in all other jurisdictions in which failure to be so qualified would have a material adverse effect on Agent's ability to perform its customary business operations and Agent agrees to maintain its corporate existence and all such qualifications; and (b) executed the Construction Loan Documents, this Agreement and all other Transaction Documents to be entered into by Agent pursuant to adequate corporate power, authority and legal right to carry on its business as now conducted and to execute, deliver and perform this Agreement, the Construction Loan Documents and all other Transaction Documents to which it is a party.

       8.2 Full Disclosure. No written statement delivered to Owner by Agent in connection with the negotiation of the transactions contemplated hereby or contained in this Agreement, the Construction Loan Documents and all other Transaction Documents to which it is a party contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading in any material respect.

       8.3 Litigation. There is no action, suit or proceeding pending, or to the best of Agent's knowledge threatened, against or affecting Agent at law or in equity before any court, or by or before any federal, state,

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  municipal  or  other  governmental department,  commission, board, bureau, agency, or instrumentality or arbitrator which if adversely determined (i) individually or in the
  aggregate   could  materially  and   adversely  affect  the
  performance  by  Agent   of  its  obligations   under  this
  Agreement, the Construction Loan Documents and all other agreements and documents contemplated thereunder to which it is a party or the business and operations of Agent, taken as a whole or (ii) could affect in any materially adverse respect the consummation or validity of the this Agreement, the Construction Loan Documents and all other Transaction Documents to which it is a party, or the transactions contemplated thereby.

       8.4 Financial Information. All of the consolidated financial statements of Lessee s Parent delivered to the Owner, (a) fairly present in all material respects the financial condition of Lessee s Parent on a consolidated basis on the dates for which, and the results of its operations for the periods for which, the same have been furnished, and (b) have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered thereby except as otherwise noted thereon. There has been no material adverse change in the condition of Agent, financial or otherwise, since April 30, 1995.

       8.5 No Defaults. No Default has occurred and is continuing and no Event of Default has occurred under this Agreement, the Construction Loan Documents and all other agreements and documents contemplated thereunder to which it is a party. Agent is not in default in the payment of the principal or interest on any indebtedness for borrowed money or for its deferred purchase of property, in either event in an amount in excess of $2 million, or in default beyond any applicable notice and grace period under any instrument or agreement under and subject to which any such indebtedness has been issued or under any lease, in any case involving the likelihood of any actions or proceedings against it which will materially and adversely affect the Agent's ability to perform under this Agreement, the Construction Loan Documents and all other Transaction Documents to which it is a party.

       8.6 No Violation. Neither the execution, delivery or performance by Agent of this Agreement, the Construction Loan Documents and all other Transaction Documents to which it is a party to be delivered by Agent nor compliance by Agent herewith or therewith (a) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (i) any applicable law in effect as of the date of delivery of this Agreement or (ii) any applicable order, writ, injunction or decree of any court or other governmental authority, or (b)

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




  results or will result in the creation or imposition of any lien, charge or encumbrance upon its property pursuant to such agreement or instrument other than those created pursuant to this Agreement, the Construction Loan Documents and the other Transaction Documents. Neither the execution, delivery or performance by the Agent of this Agreement, the Construction Loan Documents and all other Transaction Documents to which it is a party nor compliance by Agent herewith or therewith conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (i) the certificate of incorporation or bylaws of Agent or (ii) any agreement or instrument to which Agent is a party or by which it is bound.

       8.7 Agreements Are Legal and Authorized. This Agreement, the Lease, the Construction Loan Documents and all other Transaction Documents to which it is a party have been duly authorized by Agent by all necessary corporate action (including any necessary action by its shareholders) and duly executed and delivered by it, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, are legal, valid and binding obligations of Agent enforceable against it in accordance with their respective terms.

       8.8 Insurance. All insurance required by the Lease and the Construction Loan Documents is in effect and all premiums now due and payable in respect of such insurance have been paid for a period of no less than 12 months from the Closing Date.

       8.9 Consents. No consent, license, approval, certificate, permit or authorization of, or filing, registration or declaration with, or exemption or other action by, any governmental or public body, authority, bureau or agency (including courts) under the laws of the United States of America, the State of New York or the State of New Jersey is required in connection with (i) the execution and delivery or performance by Agent of this Agreement, the Construction Loan Documents and all other Transaction Documents to which it is a party, (ii) the performance of the Work in accordance with this Agreement, and (iii) the construction, use and occupancy of the Improvements which has not been obtained with all rights of appeal having elapsed except for such as, by their nature, cannot be obtained until a future date and which will be obtained in the ordinary course on a timely basis.

       8.10 Compliance; Taxes. Agent will use and occupy the Leased Property for the purposes contemplated by the Lease. There has been no change since January 12, 1995 to the soils condition or any other condition of the Land which would materially and adversely affect the intended

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




  construction and operation of the Improvements in accordance with the Plans and Specifications, nor are any condemnation or eminent domain proceedings pending, or to Agent's knowledge, threatened with respect thereto. Agent is not in default in the payment of any taxes levied or assessed against the Land or otherwise related to the transactions contemplated hereunder or under the Construction Loan Documents and all other Transaction Documents. Agent has filed and will file all federal, state and local tax returns when and as the same were due, and has paid and will pay the taxes shown as payable thereon, subject to such taxes that Agent may, in good faith, be protesting.

       8.11 Use of Owner Advances. Agent shall use all Owner Advances provided to it solely for the Development Costs, as agent of Owner, in accordance with the terms and conditions of this Agreement or to reimburse the Agent for any Development Costs previously paid for by Agent from its own funds, provided that such reimbursement is approved by Owner.

       8.12 Use.   The Permitted Liens do  not interfere with
  Agent's intended use of the Land.

       8.13 ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the
  Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability under Title IV of ERISA has been or is expected by Agent or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by Agent or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of Agent. Neither Agent nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, condition (financial or otherwise) or operations of Agent. Agent is not entering into this Agreement, the Construction Loan Documents and all other Transaction Documents to which it is a party or transactions contemplated hereby or thereby, directly or indirectly, in connection with any arrangement in any way involving any asset of any employee benefit plan or related trust with respect to which it is a party-in-interest, all within the meaning of ERISA and the Code.

       8.14 Location of Office and Equipment. Agent's corporate headquarters is located at 727 Fifth Avenue, New York, New York 10022 and Agent's office and principal place of business in the State of New Jersey is located at 5 Sylvan Way, Parsippany, New Jersey, 07054. Any portion of the Improvements constituting fixtures, furniture equipment

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




  or  personal  property will  be kept  in  the State  of New
  Jersey.   Agent will notify Owner promptly of any change in
  any of the information set forth in this Section 8.13.

       8.15 Brokers. Other than Cushman & Wakefield of New Jersey, Inc., Agent has not retained any broker, finder or financial advisor in connection with the transactions contemplated hereunder or under the Lease or the Construction Loan Documents. The only commission payable to Cushman & Wakefield of New Jersey, Inc. is set forth on the Project Budget.

       8.16 No Archaeological Encumbrances. The Land does not include any cemetery, Indian burial ground or village, or any other matter of archaeological significance that would require the notification or consent of any state, local or federal agency or any third party (including, without limitation, any agency of the State of New Jersey) in connection with any excavation or construction thereon.

       8.17 Representations of Agent, as Lessee. All of the representations and warranties of Agent, as Lessee under the Lease, are true and correct.

                           ARTICLE IX
                           FINANCING

       9.1 Financing. Owner will enter into the Construction Loan Documents and the Beneficiary will enter into the Investor Loan Documents in order to obtain financing for the Owner's Advances. Agent acknowledges that Owner will assign its rights hereunder to the Construction Lender pursuant to the Construction Loan Documents and agrees that it shall perform hereunder for the benefit of the Construction Lender in accordance with the Construction Loan Documents. Agent shall also, in connection with the Closing and in connection with the performance of the Work and Advances to Owner pursuant to the Construction Loan Documents, deliver such documents, certificates and opinions as the Construction Lender shall request.

       9.2 Long-Term Loan. The Agent, individually, shall take all action which is required to cause a Long-Term Loan to be made to provide take-out financing for the Construction Loan no later than the date on which the conditions precedent set forth in Section 4(a) of the Lease are required to be satisfied on terms which are in form and substance satisfactory to Owner and LC Issuer and which are not inconsistent with the terms of the Lease, this Agreement and the other Transaction Documents. Agent, individually, agrees to deliver any such documents, certificates and opinions which the Long-Term Lender shall reasonably request in connection therewith.

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




                           ARTICLE X
                    PERFORMANCE OF THE WORK


       As agent  of Owner,  using Owner's Advances  and other
  funds  as set  forth  in Section  3.2  hereof, Agent  shall
  construct  and install  the Improvements    on the  Land in
  accordance with the following:

       10.1 Scope of Work. Agent shall construct and install the Improvements and otherwise perform the Work substantially in accordance with the Approved Construction Documents, as the same may be modified from time to time upon written approval of Owner and Construction Lender. With respect to such construction, Agent shall furnish the materials and perform the work described in the Plans and Specifications.

       10.2 Agency Status. As described in Section 3.2 hereof, Agent shall use Owner Advances and, subject to the terms and conditions of this Agreement, its own funds, to perform or cause to be performed the Work as agent for Owner. Prior to or concurrently with the incurrence of any obligation to any contractor or vendor, Agent shall give written notice to each such contractor and vendor that all payments made by Agent to each such contractor and vendor with respect to the Work are or will be made on behalf of Owner.

       10.3 Performance of Work. Agent shall be solely responsible for all means, methods and techniques in the performance of the Work and shall perform the Work or cause the Work to be performed in accordance with the provisions of this Article X. Agent shall promptly remedy damage or loss to any property referred to herein howsoever caused and shall use its commercially reasonable best efforts to cause any contractor, any subcontractor, any vendor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them is liable, to remedy any damage or loss to any property referred to herein caused by any of them. Agent shall be exclusively responsible for the performance of all of Owner's construction obligations under the Construction Loan Documents.

       10.4 Permits. Agent shall obtain and pay for any and all permits and bonds required to be obtained before commencement of the Work (except for the Listed Permits, which must be obtained and paid for before the absence of any such Listed Permits would materially delay the commencement, continuance or completion of the development or construction of the Improvements) and for all other permits, governmental fees, sales taxes and use taxes, licenses and inspections necessary for the proper execution

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




  and completion of the Work as and when the same are required to be obtained.

       10.5 Indemnification for Acts of Workers. Pursuant to Section 10.20 hereof, Agent shall be responsible to the Indemnified Parties for, defend, and shall hold the Indemnified Parties harmless from and against, the acts and omissions of its employees, contractors and subcontractors, their respective agents and employees and any other persons performing any of the Work.

       10.6 Compliance with Laws. Agent shall perform the work or cause the work to be performed in accordance in all material respects with all Legal Requirements which have been enacted as of the date of this Agreement and which are or will become applicable to the Work including, without limitation, all building laws, health codes, safety rules, handicapped access, zoning and subdivision laws and regulations, and applicable state and federal Environmental Legal Requirements and shall give all notices applicable thereto, and when completed, all buildings, structures, site improvements and the like that are part of the Leased Property shall be wholly within applicable building restriction lines and will not violate applicable use or other restrictions, whether established in prior conveyances, zoning laws, governmental regulations or otherwise.

       10.7 Waste Removal. During and upon the completion of the Work, Agent shall remove or cause to be removed all of its waste materials and rubbish from and about the Land. All such removal shall at all times be conducted and carried out in full compliance with applicable Environmental Legal Requirements.

       10.8 [Intentionally Omitted].

       10.9 Labor. Agent and its contractors may employ open shop or union labor for performance of the Work. If Agent or any contractor uses union labor, Agent shall comply, or cause such contractor to comply with all union contract requirements, including, without limitation, shop stewards, if required.

       10.10 Books and Records. Agent shall at all times during the performance of the Work keep and maintain accurate books, records and accounts showing all materials ordered and received and all disbursements and accounts payable in connection with performance of the Work.

       10.11 Hazardous Materials. (a) If, in the course of the Work, Agent discovers Hazardous Materials or underground storage tanks that are not included in the Work pursuant to the Final Plans and Specifications, and which

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




  are not maintained in accordance with all applicable Environmental Legal Requirements, Agent shall stop and cause the General Contractor to stop the Work and shall notify Owner promptly. Agent shall not remove such Hazardous Materials without Owner's written approval. All Hazardous Materials that may be discovered shall be maintained, removed, transported and disposed of by qualified contractors in accordance with all applicable state and federal Environmental Legal Requirements and in accordance with the applicable provisions of the Lease.

       (b) The Agent shall not permit any violation of any Environmental Legal Requirements to exist with respect to the Leased Property. The Agent shall not use all or any portion of the Leased Property for the storage, treatment, use or disposal of any substance for which a license or permit is required by state, federal or local Environmental Legal Requirements and for which no such license or permit has been obtained. Without limitation express or implied, unless caused by the gross negligence or willful misconduct of Owner or of any employee or agent of Owner (other than Agent), Agent shall pay all sums and take all such actions as may be required to avoid or discharge the imposition of any lien on the Leased Property under any Environmental Legal Requirement, and the Agent shall indemnify and save harmless the Owner from any and all loss, claims, liabilities and expenses (including attorney's and expert fees) incurred or suffered by Owner by virtue of the provisions of any Environmental Legal Requirement now or hereinafter in effect or by virtue of the failure of Agent to comply with any Environmental Legal Requirement in connection with the presence of any Hazardous Materials on the Leased Property in violation of such Environmental Legal Requirements.

       10.12 Underground Utilities. The existence of underground utilities shall be so identified in the field by Agent or its contractor before starting work or as they are discovered during the performance of the Work. Pursuant to Section 10.20, Agent shall hold the Indemnified Parties harmless from and against damage to any utilities and damage resulting therefrom.

       10.13 Verification of Boundaries. All dimensions of the Improvements and boundary lines shown in the survey of the Land and set forth in the deed to the Owner are to be field checked and verified and any material error or inconsistencies are to be communicated to Owner before commencing the Work. Agent shall be responsible for and shall hold Owner harmless from and against any costs or damages arising from its failure to do so.

       10.14 Inspection Rights. Agent shall allow Owner, the Construction Lender, the Construction Consultant and LC

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




  Issuer and their various representatives to enter the Leased Property upon prior written notice and during normal business hours, which notice shall not be required in the event of an emergency, for the purpose of inspecting the progress of the Work and examining all books, accounts, plans, drawings and records with respect thereto.

       10.15 Completion Date. (a) Agent shall cause the Improvements and all portions of the Work associated therewith to be Substantially Complete by January 31, 1997, provided, however, if an act or event of Force Majeure occurs which prevents Lessee from completing the Improvements by January 31, 1997, Lessee shall be entitled to an extension beyond January 31, 1997 in which to complete the Improvements, such extension not to extend beyond the earlier to occur of July 31, 1997 or the number of days which the act or event of Force Majeure delayed completion of the Improvements ( Substantial Completion Date ).

            (b) All punchlist items shall be completed and a final certificate of occupancy (if required by applicable law) obtained with respect to the Improvements (the completion of such punchlist items and the issuance of a final certificate of occupancy, if required, is referred to as Final Completion ), within 45 days after the Substantial Completion Date ( Final Completion Date ), provided, however, that if such punchlist items cannot reasonably be completed within said 45-day period, Owner, in its discretion, may grant an extension of such period to permit the completion of such punchlist items. No Change Order shall be deemed to extend the Completion Date or the Final Completion Date, nor shall the implementation of any change order constitute evidence of any party's consent to such extension, unless Owner and Agent have expressly agreed that the Completion Date or Final Completion Date is so extended.

       10.16 Change Orders. Agent may not order changes in the Work which are Significant without the prior approval of the Construction Consultant. The Owner and Agent shall be provided with a written description of all changes to the Work not less frequently than monthly. The term Significant shall mean: any change or changes which individually increases the contract sum by more than $20,000 in any instance or $100,000 in the aggregate.

       10.17 Owner's Representative. Owner's consents, approvals or instructions may be given only by an authorized representative ( Authorized Representative ) of Owner designated in writing to Agent by Owner pursuant to the terms hereof.

       10.18     [Intentionally Omitted].

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




       10.19 Independent Contractor Status. Agent recognizes that despite its designation as Owner's agent hereunder, it is engaged as an independent contractor hereunder and acknowledges that Owner shall not have any responsibility to provide any benefits normally associated with employee status. Agent, in accordance with its status as an independent contractor, covenants and agrees that it will conduct itself in a manner consistent with such status, that it will neither hold itself out as, nor claim to be an officer, director, partner, beneficial owner or employee of Owner by reason hereof, and that it shall not by reason hereof make any claim, demand or application to or for any right or privilege applicable to an officer, director, partner, beneficial owner or employee of Owner.

       10.20 Indemnification. As between Owner and Agent and between any other Indemnified Party and Agent, Agent, individually, hereby assumes all liability for its services, the acquisition and ownership of the Land by the Owner, the design, construction and operation of the Leased Property and any other Work to be performed hereunder including payment of all fees for permits, studies and variances, whether performed by Agent, by any vendor or any other entity performing the Work directly or indirectly for or under Agent or any vendor and shall defend (with counsel reasonably approved by Owner) and hold harmless the Indemnified Parties from any and all out-of-pocket losses, damages, costs, expenses, liabilities, fines, penalties, suits and causes of action but, including, without limitation, all reasonable attorneys' fees, court costs and any other costs of litigation (the foregoing are referred to as Losses ) related to (i) this Agreement and any other Transaction Documents, (ii) any of the Transactions, (iii) patent or latent defects in the Leased Property or any portion thereof, (iv) the Approved Construction Documents and any other agreements with contractors, subcontractors, architects or other providers of materials or services, (v) any activity undertaken on the Leased Property by any Person (vi) any of Agent's other actions or omissions, whether for itself or as agent on behalf of Owner hereunder, or (vii) ownership of the Leased Property by the Owner, except that, with respect to any Indemnified Party, the foregoing indemnities shall not apply to the following:


            (i)   losses,   damages,   injuries,   costs   or
            expenses  solely and directly caused by the gross
            negligence   or   willful   misconduct  of   such
            Indemnified Party;

            (ii) the inaccuracy in any material respect of any representation and warranty made by such Indemnified Party in any of the Transaction
            Documents;

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




            (iii) the creation or existence of an Owner Lien attributable to such Indemnified Party;

            (iv) if such Indemnified Party is the Owner, Construction Lender or the Beneficiary, the voluntary disposition of the Leased Property or the Lease, other than in connection with (A) a voluntary disposition permitted after the occurrence of an Event of Default, (B) an Owner Conveyance, (C) the voluntary assignment by the Beneficiary of its ownership interest under the Trust Agreement, or (D) a subsequent transfer by the Lender or any nominee, designee or affiliate thereof if such entity purchases or acquires the Leased Property by foreclosure, deed in lieu of foreclosure or otherwise; and

            (v)   acts  or   events  that  occur   after  the
            Indemnification Period.

  Under no circumstances shall Owner or any Indemnified Party be liable for any actions taken or not taken by Owner with Agent's written consent. Any negligence on the part of Agent, its directors, officers, agents or employees shall not be attributed to any Indemnified Party. In any and all claims against any Indemnified Party by any employee of Agent, any contractor, any subcontractor, any vendor, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the indemnification obligation under this Section shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Agent or any subcontractor under workers' compensation acts, disability benefit acts or other employee benefit acts. The indemnification obligation under this Section shall be in addition to and not in abrogation of that contained in Section 10.11(b) hereof covering certain environmental matters or the indemnification obligations set forth in the Lease.

       Agent shall promptly remedy damage or loss to the Leased Property caused in whole or in part by Agent, any contractor, subcontractor or any Person directly or indirectly employed by any of them, or by any Person for whose acts any of them is liable and/or which Agent is responsible hereunder.

       10.21 Removal of Liens. If any notices of contract, statements of claim with respect to unpaid costs for the performance of the Work or mechanics' or materialmen's liens (collectively, Mechanics' Liens ) are filed against the Leased Property, or any portion thereof, by any vendor or agent of Agent or any employee, contractor or subcontractor with respect to the Work, Agent agrees to

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




  cause such Mechanic's Lien to be removed or bonded against at its sole cost and expense as and to the extent provided in the Construction Loan Documents and Agent's failure to do so shall constitute an Event of Default under this Agreement.

       10.22 Correction of Work. Agent warrants to Owner that all materials shall be new and of good quality and all Work shall be of good and workmanlike quality, free from faults and defects and in conformance with the requirements of the Plans and Specifications and as set forth in this Agreement. Agent shall, at its sole cost and expense, promptly correct all of the Work not in conformance with the Plans and Specifications and this Agreement and requested by Owner whether observed before or after the Basic Term Commencement Date, provided Owner serves written notice of the existence of such nonconformance within one year after the Basic Term Commencement Date. This obligation shall survive termination of this Agreement for the one-year period described above. Agent shall remove, in a manner which at all times complies with all applicable Environmental Legal Requirements, from the Leased Property all portions of the Work which are defective or nonconforming and which have not been corrected under this Section unless removal is waived by Owner in writing.
  Nothing contained in this Section shall be construed to establish a period of limitation with respect to any other obligation of Agent under this Agreement.

       10.23 Notice of Delay. Agent shall give the Construction Lender and Lenders' Construction Consultant prompt written notice of interruption of the performance of the Work due to Force Majeure or otherwise that may interfere with its ability to complete the Improvements in accordance with the Project Schedule.

       10.24 Insurance; Condemnation and Casualty. Agent shall obtain or cause its contractors to obtain policies of liability insurance, builders' risk insurance and all-risk insurance with respect to the Work and workers' compensation insurance (the foregoing collectively, the
   Insurance ) to be issued in respect of the Work in amounts required by the Construction Loan Documents and the Lease or as prescribed by the Owner from time to time. Agent shall cause to be maintained throughout the prosecution of the Work, through its contractors or otherwise, insurance affording substantially the same benefits to Owner and the Construction Lender as those required under the Construction Loan Documents.


       If at any time the Leased Property, or any portion thereof, is subject to a Casualty or Taking, the provisions of Section 14 of the Construction Loan Agreement and, to

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




  the  extent  not  inconsistent   with  Section  14  of  the
  Construction Loan Agreement, Section 15 of the Lease shall apply.

       10.25 Conditions of Completion. On or before the Substantial Completion Date, as a condition precedent to consideration of the Improvements as being Substantially Complete and as a condition to the commencement of the Basic Term Commencement Date, Agent shall deliver or cause to be delivered to the Construction Lender and Owner all of the following items and on or before the Final Completion Date, as a condition precedent to consideration of the Improvements being Substantially Complete and as a condition of satisfaction of Agent's obligations under
  Section 10.15(b) of this Agreement, Agent shall deliver or cause to be delivered to the Construction Lender all of the following items, all of which must be satisfactory in form and substance to Owner in its sole discretion:

            (a) Final lien waivers with respect to the Leased Property from any contractor or subcontractor performing construction or installation services establishing that all work and labor performed and materials furnished through the Completion Date or the Final Completion Date, as the case may be, have been paid for in full, or a bond or other assurance of payment with respect thereto.

            (b) An endorsement to the Construction Lender's and Owner's title insurance policies delivered pursuant to the Construction Loan Documents, the Investor Loan Documents and the Lease confirming the respective amounts of coverage thereunder and that such amount is insured with no exceptions other than those reflected on such title policy as originally delivered to the Construction Lender and Owner or other immaterial exceptions acceptable to the Construction Lender and Owner in its reasonable discretion.

            (c) An as-built survey plan of the Leased Property, certified to the Owner and the Construction Lender, no earlier than 30 days prior to the Final
  Completion Date, as the case may be, by an independent surveyor licensed in New Jersey, and, if available, as-built plans and specifications for the Improvements and other Improvements upon the Land.

            (d) All approvals in connection with the Work required of municipal or other governmental authorities having jurisdiction over the Leased Property.

            (e) A certificate of all Development Costs and Project Costs as of the Completion Date or the Final Completion Date, as the case may be, certified by the treasurer or chief financial officer of Agent, and

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




  confirmed and approved by the Construction Consultant.


            (f) A certificate of the officer of Agent who has been given the primary responsibility for the management of the construction and financing of the Improvements that the Improvements have been constructed substantially in accordance with the Final Plans and Specifications with only those Change Orders approved by the Construction Consultant, to the extent required, and consented to in writing by the Construction Lender and Owner, to the extent required.

            (g) An updated post-construction environmental assessment of the Leased Property confirming that the
  Leased Property, after the construction of the Improvements, is in compliance with all Environmental Legal Requirements. Such report shall be prepared by the independent environmental engineer who prepared the report delivered at the Closing Date and shall be prepared at the Agent's sole expense. If such environmental assessment, as updated, recommends or reveals the need for additional review or remediation of the Leased Property, Agent, at its sole expense, will provide such additional environmental assessments or remediation as are required by the Owner or the Construction Lender. The results of the environmental assessment shall be satisfactory to the Owner and the Construction Lender.

       10.26 Appraisal. The Owner may obtain an appraisal of the Leased Property which includes the related Improvements as built, which appraisal in Owner s sole discretion may be a bring-down of the appraisal delivered to Owner prior to the Closing Date performed by the original appraiser or a new full scope appraisal conducted by a separate independent appraiser. The Owner may require such appraisal as a condition precedent to considering the Improvements Substantially Complete. Such appraisal shall permit the Owner and Construction Lender to rely thereon and shall be reasonably acceptable in form and substance to Owner and Construction Lender. Such appraisal shall indicate an estimated fair market value and useful life of the Leased Property (i) on the Basic Term Commencement Date, and (ii) annually at the end of each of the years 3 through 12 of the Term of the Lease, as extended by any Extension Lease Terms, in each case which value and useful life are reasonably acceptable to the Owner. The cost of the bring-down appraisal or new appraisal shall be borne by Agent and shall be paid by Agent on demand from Owner.

                           ARTICLE XI
                      FAILURE TO COMPLETE



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       If the Improvements are not Substantially  Complete on
  or before the Substantial Completion Date or Finally Completed on or before the Final Completion Date for any reason whatsoever, then the same shall constitute an Event of Default hereunder.

                          ARTICLE XII
                     DEFAULTS AND REMEDIES

       12.1 Events of  Default.   Any of the  following shall
  constitute  an  Event  of   Default  by  Agent  under  this
  Agreement:

            (a) If Agent defaults in making payment of any amounts payable hereunder when the same shall become due and payable; or

            (b) If, as of the time when the same shall have been made, any representation or warranty of Agent set forth herein or in any consent, notice, certificate, demand, request or other instrument delivered by or on behalf of Agent in connection with or pursuant to this Agreement or the transactions contemplated hereby shall prove to have been incorrect or misleading in any material respect when made; or

            (c)  If  the  Improvements are  not Substantially
  Complete on or prior to the Substantial Completion Date or Finally Completed on or prior to the Final Completion Date;
  or

            (d) If Agent shall fail to cause any individual Mechanic's Lien to be removed or bonded in accordance with
  Section 10.21 within 60 days after the filing thereof unless the same is being contested by Agent pursuant to the Lease, or Agent shall fail to maintain the insurance required by Section 10.24; or

            (e) If Agent defaults in the performance in any other covenant, agreement, or obligation on the part of Agent to be performed under this Agreement and such default continues for a period of thirty (30) days after notice thereof from Owner; or

            (f) An Event of Default, as defined in the Lease, shall have occurred and be continuing beyond the applicable grace periods set forth therein, if any; or

            (g) An Event of Default, as defined in any of the Construction Loan Documents or any other Transaction Document by Agent shall have occurred and be continuing beyond the applicable grace periods set forth therein, if any; or


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




            (h) Agent shall cease construction of the Improvements for a period of forty-five (45) consecutive days (except as may be caused by Force Majeure) or as may otherwise be permitted in the Construction Loan Documents.

       12.2 Remedies. After the occurrence of any Event of Default hereunder, subject to the Owner's assignment of this Agreement to the Construction Lender, Owner shall have all rights and remedies available at law and in equity and without limiting the generality of the foregoing, may elect to exercise any or all of the following remedies which shall be cumulative and not exclusive:

            (a)  Terminate  Agent's  authority  and   all  of
  Agent's rights and privileges under this Agreement;

            (b) Exercise all rights and remedies under any or all of the Lease, the Construction Loan Documents, the Investor Loan Documents and all other agreements and documents contemplated thereunder to which Agent is a party;

            (c) Demand immediate payment of all sums due hereunder together with interest thereon at the Default
  Rate until paid;

            (d) Recover from Agent all out-of-pocket and other damages and expenses that Owner may have sustained by reason of the Event of Default, including, without limitation, reasonable attorneys' fees and expenses, which damages and expenses shall be paid by Agent as they are incurred by Owner, together with interest thereon at the Default Rate until paid; and

            (e) At the option of Owner exercised at any time (which option shall be exercisable by the Construction Lender pursuant to the Construction Loan Documents), Owner forthwith shall be entitled to recover from Agent, in addition to any other proper claims, the aggregate amount of all Project Costs, and all other fees and expenses then due from Agent under the Transaction Documents.

       12.3 Costs of Enforcement. If an action shall be brought by Owner for the enforcement of any provision of this Agreement, Agent shall pay to Owner all costs and other expenses that may become payable as a result thereof, including, without limitation, reasonable attorneys' fees and expenses. If Owner or any of the other Indemnified Parties or any agent of any of them shall, without fault on its part, be made a party defendant to any litigation commenced against Agent, Owner or any of the other Indemnified Parties arising out of any of the transactions contemplated by this Agreement or the Transaction Documents, Agent shall pay all costs and reasonable

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




  attorneys' fees and expenses incurred or paid by Owner, such Indemnified Parties or their agents in connection with such litigation.

       12.4 Cumulative Remedies. No right or remedy herein conferred upon or reserved to Owner is intended to be exclusive of any other right or remedy and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or at any time existing. The failure of Owner to insist upon the strict performance of any provision or to exercise any option, right, power or remedy contained in this Agreement shall not be construed as a waiver or a relinquishment thereof for the future.

                          ARTICLE XIII
                         MISCELLANEOUS

       13.1 Governing Law. This Agreement shall be deemed an instrument executed under seal and shall be construed and enforced in accordance with, and governed by, the laws of the State of New Jersey. In connection with this Agreement and the transactions contemplated by the Lease, the Construction Loan Documents and all other agreements and documents contemplated thereunder, Agent hereby agrees to nonexclusive personal jurisdiction and venue in the state courts of the State of New Jersey, and the United States District Court for the District of New Jersey. AGENT HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING BETWEEN OWNER AND AGENT RELATING TO THE SUBJECT MATTER HEREOF.

       13.2 Notices;     Modification;    Waiver.         All
  notifications, notices, demands, requests and other communications herein provided for or made pursuant hereto shall be in writing and shall be sent by reputable overnight delivery service and the giving of such communication shall be deemed complete on the immediately succeeding Business Day after the same is deposited with such delivery service: (a) if to Owner, addressed to such party at First Fidelity Bank, 10 State House Square, Hartford, Connecticut 06103, Attn: W. Jeffrey Kramer, Corporate Trust, (b) if to Agent, addressed to such party at 727 Fifth Avenue, New York, New York, 10022 or at such other address as Owner or Agent shall have specified to the others in writing, and, except as otherwise set forth above, such notifications, notices, demands, requests or other communications shall be deemed given on the date of receipt.

       This Agreement may not be modified or discharged except by an instrument in writing executed by Owner and Agent and consented to by the Construction Lender. No requirement hereof may be waived at any time except by an

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




  instrument in writing signed by the party against whom such waiver is sought, nor shall any waiver be deemed a waiver of any subsequent breach or default by either party.

       13.3 Illegal  Provision.    If  any  provision  herein
  contained shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

       13.4 Binding Effect. The covenants, conditions and agreements herein contained shall bind, and the benefits and advantages shall inure to, the respective heirs, executors, administrators, successors and assigns of the parties hereto. With respect to provisions in this Agreement that by their terms are expressly for the benefit of the Construction Lender, Equity Lender or any other of the Indemnified Parties, such Persons shall be third party beneficiaries of this Agreement. Whenever used, the singular shall include the plural, the plural include the singular and the use of any gender shall include all genders.

       13.5 Counterparts.   This Agreement may be executed in
  any number of counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument.

       13.6 Headings. The Table of Contents preceding this Agreement and the headings to the various sections of this Agreement have been inserted for the convenience of reference only and shall not limit or otherwise affect any of the terms hereof.

       13.7 Reproduction of Documents. This Agreement and all documents relating thereto (except any notes or other evidence of indebtedness), including, without limitation,
  (a) consents, waivers and modifications which may hereafter be executed, (b) documents delivered at any closing, and
  (c) financial statements and other information previously or hereafter furnished to either party, may be reproduced by any reliable photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and such party may destroy any original document so reproduced. Agent and Owner each stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall otherwise be admissible in evidence.

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




       13.8 Time of Essence. Time is of the essence of this Agreement.

       13.9 Limitation on Liability. Notwithstanding anything contained herein to the contrary, this Agreement is a trust obligation of the Owner and no recourse under or upon any obligation, covenant, or agreement contained herein, or for any claim based hereon or in respect hereto, shall be had against any past, present or future trustee, officer, employee, agent, or beneficiary, as such, of Owner, whether by virtue of any constitution, statute, or rule of law, by the enforcement of any assignment or penalty, or otherwise. All such liability and claims against such persons are expressly waived by Agent as a condition of, and in consideration for, the execution and delivery hereof. All of the representations, warranties and covenants of Agent hereunder are intended to be personal representations, warranties and covenants of Tiffany and Company.

       13.10 Maximum Interest Payable. To the extent that any sum due hereunder is construed as interest under applicable law, this Agreement shall not require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess of interest in such respect is provided for herein or shall be adjudicated to be so provided for, neither Owner nor its successors or assigns shall be obligated to pay such interest in excess of the maximum amount not prohibited by law, and the right to demand the payment of any such excess shall be and hereby is waived; and this provision shall control any other provision of this Agreement.

       Executed as a sealed instrument as of the 1st day of August, 1995.

  AGENT:                             TIFFANY AND COMPANY
  ________________________           By______________________
  Witness
  ________________________
  Witness

  OWNER:                             FIRST   FIDELITY   BANK,
                                     NATIONAL    ASSOCIATION,
                                     not  in  its  individual
                                     capacity  but solely  as
                                     Trustee    under   Trust
                                     Agreement  1995-1  dated
                                     as of July 1, 1995
  _______________________            By_____________________
  Witness                               Name:
                                        Title:
  ____________________________
  Witness

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